Exhibit 10.16
REIMBURSEMENT LETTER
October 31, 2005
TCO Funding Corp.
445 Broad Hollow Road, Suite 239
Melville, NY 11747
Attn: Andrew Stidd
Ladies and Gentlemen:
     We may from time to time request that you issue, or arrange for the issuance, of one or more guarantees or other financial assurances (collectively, “Guarantee Obligations”) on our behalf for purposes that are compliant with the principles and precepts of Islamic Shari’ah. You agree to take such requests into consideration, and, at your discretion, to issue, or arrange for the issuance of, such Guarantee Obligations, on such terms and conditions as you and we may agree to from time to time. We agree to provide you with all information, to execute and deliver to you any and all documents, certificates and other instruments, and to take any and all other actions, promptly upon your request from time to time in connection with the Guarantee Obligations, including setting up cash reserves in such amounts as requested by you as security for our obligations to you under this Reimbursement Letter. Capitalized terms not otherwise defined herein have the meaning assigned to such terms in the Working Capital Murabaha Facility Agreement, dated as of the date hereof (the “Facility Agreement”) among you, us, Tensar Holdings, Inc., Credit Suisse, as Administrative Agent, Arcapita Investment Funding Limited and AIA Limited.
     We agree to pay to you or to reimburse you, upon demand, for any and all costs and expenses of whatever nature incurred by you in connection with any Guarantee Obligations, including without limitation any amounts paid by you under any such Guarantee Obligations or incurred by you in connection therewith. In addition, we agree to indemnify you and your agents and hold you and your agents harmless from any and all losses, claims, damages, liabilities and related expenses incurred by you or your agents or asserted against you or your agents arising out of, in connection with or as a result of the Guarantee Obligations.
     We acknowledge and agree that you will not issue or arrange for the issuance of a Guarantee Obligation pursuant to our request (i) if at the time of such request the amount of the Guarantee Obligation we are then requesting you to issue or to arrange for the issuance of, when added to other Guarantee Obligations and Aggregate Goods Undertaking (as defined in the Facility Agreement referenced below) then outstanding, exceeds $5,000,000 or (ii) if at the time of such request you are not obligated to enter into a Transaction with us pursuant to the Facility Agreement.
     If you shall make any payment in respect of any Guarantee Obligation, or if there is a draw on any Guarantee Obligation, we shall pay to you an amount equal to such payment or such draw, as applicable, not later than two hours after we have notified you that payment of such draft will be made, or, if we receive such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. We agree to pay an amount equal to the amount of such payment in full on such date, and, if not so paid, plus a late fee on such amount at the Default Rate, payable on demand, from the date payment is required hereunder for such amount to the date it is paid in full. Each Guarantee Obligation issued by you hereunder shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Guarantee Obligation and (ii) the date that is five Business Days prior to the Termination Date, unless such Guarantee Obligation expires by its terms on an earlier date; provided, however, that a Guarantee Obligation may, upon our request, include a provision whereby such Guarantee Obligation shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Termination Date) unless the beneficiary of such Guarantee Obligation is notified at least 30 days prior to the then-applicable expiration date that such Guarantee Obligation will not be renewed.
     Our obligations to reimburse you as provided in this Reimbursement Letter shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Reimbursement Letter, under any and all circumstances whatsoever, and irrespective of: (i) any lack of validity or enforceability of any documentation evidencing any Guarantee Obligation or any Commodities Purchase Facility Document, or any term or provision therein; (ii) any amendment or waiver of, or any consent to departure from, all or any of the provisions of any documentation evidencing the Guarantee Obligation or any Commodities Purchase Facility Document; (iii) the existence of any claim, setoff, defense or other right we or any other party otherwise obligated with us, any of our subsidiaries or other Affiliates or any other person may at any time have against any beneficiary under any documentation evidencing any Guarantee Obligation issued pursuant to this Reimbursement Letter, you, the Administrative Agent or any other person, whether in connection with this Reimbursement Letter or any Commodities Purchase Facility Document or any other related or unrelated agreement or transaction; (iv) any draft or other document presented under any documentation evidencing any Guarantee Obligation proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by any party through which you have arranged the issuance of any Guarantee Obligation against presentation of a draft or other document that does not comply with the terms of such Guarantee Obligation or the documentation evidencing such Guarantee Obligation; and (vi) any other act or omission to act or delay of any kind of any party through which you have arranged the issuance of any Guarantee Obligation, you, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of our obligations hereunder.
     Without limiting the generality of the foregoing, it is expressly understood and agreed that our absolute and unconditional obligation hereunder to reimburse you for any payment made with respect to a Guarantee Obligation will not be excused by the gross negligence or willful misconduct of any person through which you arranged for the issuance of such Guarantee Obligation. However, the foregoing shall not be construed to excuse any such person from liability to us to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by us to the extent permitted by applicable law) suffered by us that are caused by such issuing person’s gross negligence or willful misconduct in determining whether drafts and other documents presented under any documentation evidencing a Guarantee Obligation comply with the terms thereof; it is understood that such person may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any documentation evidencing the Guarantee Obligation (i) such person’s exclusive reliance on the documents presented to it under such documentation as to any and all matters set forth therein, including reliance on the amount of any draft presented under such documentation, whether or not the amount due to any beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such documentation proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such documentation proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such documentation with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of such person with respect to such documentation.
     Upon the occurrence and during the continuance of an Event of Default (as defined in the Facility Agreement), you shall be entitled to exercise any and all rights and remedies with respect to our obligations hereunder as may be exercised by you under the Facility Agreement, which provisions of Article VII of the Facility Agreement are hereby incorporated by reference as if set forth herein in their entirety, mutatis mutandis.
     We further acknowledge and agree that all of our obligations hereunder shall be secured by and subject to, in all respects, the Security Documents (as defined in the Facility Agreement).
     This letter is subject to the provisions set forth in Sections 8.11, 8.12 and 8.13 of the Facility Agreement, which provisions are hereby incorporated by reference as if set forth herein in their entirety, mutatis mutandis. Notices under this letter will be effective if given in the manner provided in Section 8.1 of the Facility Agreement; this letter may only be amended in accordance with Section 8.6 of the Facility Agreement.
     This letter may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument.
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     Please acknowledge your consent to the terms of this letter by signing below and returning a copy of this letter to us to our address as set forth in the Facility Agreement.

Truly yours, THE TENSAR CORPORATION, LLC
By:	/s/ Katherine Spear
	Name:	Katherine Spear
	Title:	Chief Financial Officer

Acknowledged and
Agreed to by:

TCO FUNDING CORP.
By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	President

CREDIT SUISEE, Cayman Islands Branch, as Administrative Agent
By:	/s/ Phillip Ho
Name:	PHILLIP HO
Title:	DIRECTOR

By:	/s/ Rianka Mohan
Name:	RIANKA MOHAN
Title:	ASSOCIATE

[Signature Page to Reimbursement Letter—OpCo]